Exhibit 10.25
BUSINESS OBJECTS S.A.
2001 STOCK INCENTIVE PLAN
Adopted on February 6, 2001 and amended on August 26, 2003, on December 11, 2003, on June 10, 2004,
on August 20, 2004 , on August 12, 2005, on October 20, 2005 and on June 7, 2006
     UNOFFICIAL TRANSLATION INTO ENGLISH FOR CONVENIENCE PURPOSES
     In conformity with the provisions of Articles L 225-177 et. seq. of the Law as defined herein, Business Objects S.A. adopted a plan for the grant to Beneficiaries (defined below) of options giving right by exercise to subscribe newly-issued shares of the Company or purchase existing shares of the Company. In furtherance of such decision the board of directors has adopted the Business Objects S.A. 2001 Stock Option Plan which was approved by the shareholders of the Company on February 6, 2001.
     Minor amendments to the Plan were made in connection with the adoption of the Subsidiary Stock Incentive Sub-Plan which were approved by the shareholders of the Company on June 10, 2004, including renaming the Plan as the “2001 Stock Incentive Plan.”
     The terms and conditions of the Plan are set out below.
1. PURPOSES OF THE PLAN
     The purposes of this Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Beneficiaries and to promote the success of the Company’s business.
     Options granted under the Plan to U.S. Beneficiaries are intended to be Incentive Stock Options or Non-Statutory Stock Options, as determined by the Administrator at the time of grant of an Option, and shall comply in all respects with Applicable U.S. Laws in order that they may benefit from available fiscal advantages.
2. DEFINITIONS
     As used herein, the following definitions shall apply:
     (a) “Share” means an ordinary share of the Company.
     (b) “Director” means a member of the Board.
     (c) “ADR” means an American Depositary Receipt evidencing an American Depositary Share corresponding to one Share.
     (d) “Shareholder Authorization” means the authorization given by the shareholders of the Company in an extraordinary general meeting held on February 6, 2001 permitting the Board to grant Options.
     (e) “Optionee” means a Beneficiary who holds at least one outstanding Option.
     (f) “Change in Control” shall mean, and shall be deemed to have occurred if:
          (i) any person or entity, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the

Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities, or
          (ii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or
          (iii) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of related transactions) all or substantially all of the Company’s assets to an entity other than an Affiliated Company.
     (g) “Code” means the United States Internal Revenue Code of 1986, as amended.
     (h) “Board” means the board of directors of the Company.
     (i) “Option Agreement” means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.
     (j) “Notice of Grant” means a written notice evidencing certain terms and conditions of an individual Option grant, subject to the terms and conditions of the Plan. The Notice of Grant is part of the Option Agreement.
     (k) “Beneficiary” means the Chairman of the Board (Président du Conseil d’administration), the Managing director (Directeur général), the Deputy managing directors (Directeurs Généraux Délégués), and any Officers or other person employed by the Company or any Affiliated Company. Neither service as a Director nor payment of a director’s fee by the Company or an Affiliated Company shall be sufficient to constitute “employment” by the Company or an Affiliated Company.
     (l) “U.S. Beneficiary” means a Beneficiary of the Company or an Affiliated Company residing in the United States or otherwise subject to United States’ laws and regulations.
     (m) “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
     (n) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.
     (o) “Administrator” means the Board, as shall administer the Plan in accordance with Section 4 of the Plan, it being specified that pursuant to Article 11.3 of the by-laws of the Company, any board member who is eligible to receive Options is prohibited from voting on decisions to grant Options if such board member is the Beneficiary of such Options;
     (p) “Disability” means total and permanent disability.
     (q) “Incentive Stock Option” means any option granted only to U.S. Beneficiaries that intends to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

     (r) “Law” means the French Commercial Code.
     (s) “Applicable U.S. Laws” means the legal requirements relating to the administration of stock option plans under state corporate and securities laws and the Code in force in the United States of America.
     (t) “Non-statutory Stock Option” means an Option which does not qualify as an Incentive Stock Option.
     (u) “Officer” means a Beneficiary who is an officer of an Affiliated Company, which is not incorporated under laws of France, within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
     (v) “Option” means a stock option granted pursuant to the Plan as adjusted from time to time in accordance with Section 11 of the Plan.
     (w) “Plan” means this 2001 Stock Incentive Plan, as amended from time to time.
     (x) “Option Exchange Program” means a program whereby outstanding Options are surrendered in exchange for options with a lower exercise price.
     (y) “Continuous Status as a Beneficiary” means that the employment relationship with the Company or any Affiliated Company is not interrupted or terminated. Continuous Status as a Beneficiary shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company or any Affiliated Company, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave. For purposes of U.S. Beneficiaries and Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract, including Company policies. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by a U.S. Beneficiary shall cease to be treated as an Incentive Stock Option and shall be treated for U.S. tax purposes as a Non-statutory Stock Option.
     (z) “Company” means Business Objects S.A., a corporation organized under the laws of the Republic of France.
     (aa) “Affiliated Company” means a company related to the Company in accordance with the provisions set forth in L 225-180 of the Law. As a reminder, as of the day of the adoption of the Plan:
–	companies of which at least one tenth (1/10) of the share capital or voting rights is held directly or indirectly by the Company;

–	companies which own directly or indirectly at least one tenth (1/10) of the share capital or voting rights of the Company; and

–	companies of which at least fifty percent (50%) of the share capital or voting rights is held directly or indirectly by a company which owns directly or indirectly at least fifty percent (50%) of the share capital or voting rights of the Company.
     (bb) “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.
     (cc) “Fair Market Value” The Fair Market Value shall be the closing sale price in euros for such Share (or the closing bid, if no sales were reported) as quoted on the Eurolist by Euronext TM or on such other Regulated Market on which the Shares are traded, on the last market trading day prior to the day of grant, as reported by Euronext Paris S.A., or such other source as the Administrator deems reliable. For the purpose of calculation under Section 5.1 of the Plan, Fair Market Value shall be also the closing price (as determined here above) for a share subject to an Incentive Stock Option;
     (dd) “Regulated Market” shall mean, as of any date, a stock exchange or system on which the Shares are traded which is a regulated market (“marché règlementé”) under Article L. 421-1 of the French Monetary and Financial Code.
     (ee) “Election” shall mean agreement regarding the United Kingdom National Insurance Liability.
     (ff) “Notification Date” shall mean the date at which the Company notifies to the Optionees through its local representative the Option Agreement and, as the case may be, its exhibits, Election, acceptance form, information form and any other exhibit or form attached to the Option Agreement.
3. STOCK SUBJECT TO THE PLAN AND THE SUBSIDIARY STOCK INCENTIVE SUB-PLAN
     Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and issued under the Plan is 3,000,000 Shares per calendar year, being provided, however, that the total number of Shares issued during each calendar year under the sixteenth, the seventeenth, the eighteenth, the nineteenth and the twentieth resolutions of the Company’s shareholders meeting held on June 7, 2006, shall not exceed, for each concerned calendar year, 3% of the Company’s share capital as of December 31 of the previous calendar year. This authorization is valid for 24 months and will expire on June 6, 2008.
     Notwithstanding the above, and pursuant to the Law, options issued and outstanding under all option plans of the Company may not give the right to subscribe to a total number of Company’ shares in excess of one-third of the Company’s share capital.
     If an Option should expire or become unexercisable for any reason, the unsubscribed or unpurchased Share which was subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.
     The pool of share mentioned above shall not be used for the purposed and under the Subsidiary Stock Incentive Sub-Plan.
4. ADMINISTRATION OF THE PLAN
4.1 Procedure. The Plan shall be administered by the Administrator.
4.2 Powers of the Administrator. Subject to the provisions of the Law, the Shareholder Authorization, the Plan and U.S. Applicable Laws, the Administrator shall have the authority, in its discretion:
—	to determine the Fair Market Value of the Shares, in accordance with Section 2(cc) of the Plan;

—	to select the Beneficiaries to whom Options may be granted hereunder;

—	to determine whether and to what extent Options are granted hereunder;

—	to determine the number of Shares to be covered by each Option granted hereunder;

—	to approve forms of agreement for use under the Plan, if any;

—	to determine the terms and conditions, not inconsistent with the terms and conditions of the Plan, of any Options granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;
—	to construe and interpret the terms of the Plan and Options granted pursuant to the Plan;

—	to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans to the Plan established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

—	to modify or amend the conditions and terms of each Option (subject to Section 13.3 of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

—	to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

—	to decide and institute an Option Exchange Program subject to the express approval of the Shareholders;

—	to determine the terms and restrictions applicable to Options, including without limitation to limit or prohibit the exercise of an Option as well as the sale or conversion into bearer form of Shares acquired pursuant to the exercise of an Option, during certain periods or upon certain events which the Administrator shall determine in its sole discretion; and

—	to make all other determinations deemed necessary or advisable for administering the Plan.
4.3 Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Optionees, subject to the provisions of Article 13.3 of the Plan.
5. LIMITATIONS
5.1 In the case of U.S. Beneficiaries, each Option shall be designated in the Notice of Grant either as an Incentive Stock Option or as a Non-Statutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value:
          (i) of shares subject to an Optionee’s Incentive Stock Options granted by the Company or any Affiliated Company, which
          (ii) become exercisable for the first time during any calendar year (under all plans of the Company or any Affiliated Company)
exceeds $100,000, such excess options shall be treated as Non-statutory Stock Options. For purposes of this Section 5.1, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value shall be determined as of the time of the grant.
5.2 Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee’s employment with the Company or any Affiliated Company, nor shall they interfere in any way with the Optionee’s right or the Company’s or Affiliated Company’s right, as the case may be, to terminate such employment at any time, with or without cause.
5.3 The following limitations shall apply to grants of Options to Beneficiaries:
          (i) No Beneficiary shall be granted, in any fiscal year of the Company, Options to subscribe or purchase more than 225,000 Shares.
          (ii) Notwithstanding the foregoing, the Company may also make additional grants of up to 450,000 Shares to newly-hired Beneficiaries.

          (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 11.
          (iv) No Options may be granted to a shareholder who holds more than 10% of the Company’s share capital at the time of grant.
5.4 Each Option granted under the Plan in respect of UK Beneficiaries, who are subject to UK Income Tax and Social Security withholding, shall only be granted provided that the Beneficiary enters into an Election with the Company or any Affiliated Company. The Election shall be in such form and contain such provision as the Board shall from time to time approved and as shall have been agreed with the Board of the Inland Revenue.
5.5 Other than as expressly provided hereunder, including Section 2(k) above, no member of the Board of Directors shall be eligible, in this sole position, to receive an Option under the Plan.
6. TERM OF PLAN
     The Plan is effective and Options may be granted as of February 6, 2001 the date of the Plan’s adoption by the shareholders for the purpose of certain local laws. It shall continue in effect until terminated under Section 13 of the Plan.
7. TERM OF OPTION
     The term of each Option shall be stated in the Notice of Grant, as seven (7) years from the date of grant in accordance with the Shareholder Authorization. Notwithstanding the foregoing, Options granted to Beneficiaries of the United Kingdom Affiliated Company or Beneficiaries who are otherwise residents of the United Kingdom or who are subject to the laws of the United Kingdom and Options granted to Beneficiaries of the Ireland Affiliated Company or Beneficiaries who are otherwise residents of Ireland or who are subject to the laws of Ireland shall have a term of seven (7) years less one (1) day from the day of grant.
8. OPTION EXERCISE PRICE AND CONSIDERATION
8.1 Exercise Price
In the case of an Option to subscribe to new shares, the subscription price of one share shall be determined by the Board of Directors on the date of the grant of the option in accordance with the following:
(a)	In the case of Incentive Stock Options granted to a U.S. resident beneficiary or subject to the U.S. laws and regulations at the option grant date, who owns stock representing more than 10% of the voting rights of all classes of stock of the Company or any affiliates, to the extent such beneficiary is legally authorized to receive option grants, the subscription price per share shall be set in euros and shall not be lower than the higher of the two following prices: (i) 110% of the closing price reported on the market Eurolist by EuronextTM on the last trading day preceding the grant date, or (ii) 100% of the average opening prices reported on such market over the twenty trading days preceding the grant date; as reported by Euronext Paris S.A. or some other publication that the Board of Directors deems reliable.

(b)	In the case of an Incentive Stock Option or Non-Statutory Stock Option granted to any beneficiary other than a beneficiary described in paragraph (a) above, the subscription price per share shall be set in euros and shall not be lower than the higher of the two following prices: (i) 100% of the closing price reported on the market Eurolist by EuronextTM on the last trading day preceding the grant date, or (ii) 100% of the average opening prices reported on such market over the twenty trading days preceding the grant date; as reported by Euronext Paris S.A. or some other publication that the Board of Directors will deem reliable.
In case of options to purchase shares, which were repurchased by the Company and held as treasury shares, the purchase price of one share shall be determined by the Board of Directors on the date of the grant of the option in accordance with the following:
(a)	In the case of an Incentive Stock Option granted to a U.S. resident beneficiary or subject to the U.S. laws and regulations who, at the option grant date, owns stock representing more than 10% of the voting rights of all classes of stock of the Company or any affiliates, to the extent such beneficiary is legally authorized to receive option grants, the purchase price per share shall be set in euros and shall not be lower than the higher of the three following prices: (i) 110% of the closing price reported on the market Eurolist by EuronextTM on the last trading day preceding the grant date, (ii) 100% of the average purchase price of the treasury shares held by the Company under articles L.225-208 and L.225-209 of the French Commercial Code, according to article L.225-179 of the French Commercial Code or (iii) 100% of the average opening prices reported on such market over the twenty trading days preceding the grant date; as reported by Euronext Paris S.A. or some other publication that the Board of Directors will deem reliable.

(b)	In the case of an Incentive Stock Option or Non-Statutory Stock Option granted to any beneficiary other than a beneficiary described in paragraph (a) above, the purchase price per share shall be set in euros and shall not be lower than the higher of the three following price: (i) 100% of the closing price reported on the market Eurolist by EuronextTM on the last trading day preceding the grant date, (ii) 100% of the average purchase price of the treasury shares held by the Company under articles L.225-208 and L.225-209 of the French Commercial Code, according to article L.225-179 of the French Commercial Code or (iii) 100% of the average opening prices reported on such market over the twenty trading days preceding the grant date; as reported by Euronext Paris S.A. or some other publication that the Board of Directors will deem reliable.
8.2 Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In so doing, the Administrator may specify that an Option may not be exercised until the completion of a service period.
8.3 Form of Consideration. The consideration to be paid for the Shares upon exercise of Options, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and shall consist entirely of an amount in Euros corresponding to the exercise price which may be paid namely by:
—	wire transfer;

—	check;

—	delivery of a properly executed notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price;

—	proceeds from the resale of shares in case of cash-less exercise; or

—	any combination of the foregoing methods of payment.

9. EXERCISE OF OPTION
9.1	Procedure for Exercise; Rights as a Shareholder

Any Option granted hereunder shall be exercisable,
          (i) subject to the signature by the Optionee of his/her Option Agreement and, as the case may be, its exhibits, Election, acceptance form, information form and any other exhibit or form attached to the Option Agreement on or before the 90th day from the Notification Date.
          (ii) according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.
     An Option may not be exercised for a fraction of a Share.
     An Option shall be deemed exercised when the Company receives: (i) written notice of exercise (in accordance with the Option Agreement) together with a share subscription or purchase form (bulletin d’achat ou de souscription) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse.
     Upon exercise of any Option in accordance herewith, the Shares issued to the Optionee shall be assimilated with all other Shares of the Company and shall be entitled to dividends for the fiscal year in course during which the Option is exercised.
     Granting of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available for purposes of the Plan, by the number of Shares as to which the Option is outstanding.
9.2 Termination of Employment. Upon termination of an Optionee’s Continuous Status as a Beneficiary during the term of the Option, other than upon the Optionee’s death or Disability, the Optionee may exercise his or her Option, but only within such period of time as is specified in the Notice of Grant, and only to the extent that the Optionee was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). In the absence of a specified time in the Notice of Grant, the Option shall remain exercisable for ninety (90) days following the Optionee’s termination of Continuous Status as a Beneficiary. In the case of an Incentive Stock Option, such period of time shall not exceed ninety (90) days from the date of termination. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
9.3 Disability of Optionee. In the event that an Optionee’s Continuous Status as a Beneficiary terminates, during the term of the Option, as a result of the Optionee’s Disability, the Optionee may exercise his or her Option at any time within six (6) months from the date of such termination, and only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercised portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
9.4 Death of Optionee. In the event of the death of an Optionee during the term of the Option, the Option may be exercised at any time within six (6) months following the date of death, by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the

Optionee was entitled to exercise the Option at the date of death (and in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the Shares covered by the unexercised portion of the Option shall immediately revert to the Plan. If, after death, the Optionee’s estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
10. NON-TRANSFERABILITY OF OPTIONS AND SHARES
     An Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.
     The Administrator may restrict the right of an Optionee to sell, convert into bearer form, or otherwise dispose of the Shares acquired upon exercise of the Option. In accordance with the Law, such restriction may not exceed three (3) years from the exercise date.
11. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER OR ASSET SALE
11.1 Changes in capitalization. In the event of the carrying out by the Company of any of the financial operations pursuant to Article L 225-181 of the Law such as:
—	issuance of shares to be subscribed for in cash offered exclusively to the shareholders,

—	capitalization of reserves, profits, issuance premiums and distribution of free shares,

—	issuance of bonds convertible or exchangeable into shares offered exclusively to shareholders,

—	distribution of reserves in cash or portfolio securities,

—	capital reduction motivated by losses, and

—	repurchase of its own Shares at a price higher than market value, pursuant to Article 174-9A of the decree no. 67-236 of March 23, 1967, the Administrator shall, in accordance with the conditions provided for in Articles 174-8 et seq. of the decree no. 67-236 of March 23, 1967 concerning commercial companies, effect an adjustment of the number and the price of the Shares subject to Option grants.
     The number of Shares which have been authorized for issuance under the Plan as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option shall be proportionately adjusted in the event the Company effects a share capital increase by way of incorporation of reserves, premiums or profits, resulting either in an increase of the nominal value of the shares or in a free allocation of shares, or effects a reverse or forward stock split or a combination of shares.
11.2 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Administrator may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Administrator and give each Optionee the right to exercise his or her Option as to which the Option would not otherwise be exercisable. The possibility to exercise Options will be notified by the Administrator to the Beneficiary. Such notification shall provide the Beneficiary with information regarding the dissolution or liquidation process.
11.3 Change in Control. In the event of a Change in Control of the Company, each outstanding Option shall be assumed or an equivalent option or right shall be granted by the successor corporation or an affiliated company of the successor corporation. The Administrator may, in lieu of such assumption or new grant, provide for the Optionee the right to exercise the Option as to the corresponding Shares as to which it would not otherwise be exercisable. If the Administrator makes an Option exercisable in lieu of assumption or new grant in the event of a Change in Control, the Administrator shall notify the Optionee that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option will terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the Change in Control, the Participant receives, with respect to each Option, the right to purchase, for each Share of Optioned Stock subject to the Option immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Shares or ADRs for each Share or ADR held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received was not solely common stock of the successor corporation, or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of options or rights granted with respect to each Share of Option Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Shares or ADRs in the merger or sale of assets within the limits set forth by the applicable laws and regulations.
11.4 Shares subject to the Subsidiary Stock Incentive Sub-Plan. The article 11.1 is not applicable to the shares issued under the Non-French Subsidiaries Stock Incentive Sub-Plan, for which provisions of the Non-French Subsidiaries Stock Incentive Sub-Plan shall be applicable.
12. DATE OF GRANT
     The date of grant of an Option shall be, for all purposes, the date on which the Administrator makes the determination granting such Option. A Notice of Grant shall be provided to each Optionee within a reasonable time after the date of such grant.
13. AMENDMENT AND TERMINATION OF THE PLAN
13.1 Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.
13.2 Shareholder Approval. For the purpose of certain local laws, the Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Section 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Shares or ADRs is listed or quoted). Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.
13.3 Effect of Amendment or Termination. No amendment, alteration or suspension of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. In addition, the termination of the Plan will only have consequences in the future, and will have no impact on the outstanding Options granted under the Plan.
14. CONDITIONS UPON ISSUANCE OF SHARES
14.1 Legal Compliance. Shares shall not be issued pursuant to the exercise of Options unless the exercise of such Options and the issuance and delivery of such Shares shall comply with all relevant provisions of law including, without limitation, the Law, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, Applicable U.S. Laws and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted.
14.2 Investment Representations. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Share is being subscribed only for investment and without any present intention to sell or distribute such Share if, in the opinion of counsel for the Company, such a representation is required.
15. LIABILITY OF COMPANY
     The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue such Shares as to which such requisite authority shall not have been obtained.
16. INFORMATION OF THE OPTIONEE OF THE GRANT OF THE OPTIONS
     The Company informs the Optionee of the grant of Options by sending him/her the Notice of Grant to which a copy of the present Plan is attached. As of the time of receipt, the Optionee reviews all the documents sent by the Company and returns to it an acknowledgement of receipt provided by the Company for this purpose.
     In addition, the Company shall inform the Optionee within a reasonable time limit of any modifications of the conditions of the Options granted under the present Plan.
17. LAW AND JURISDICTION AND LANGUAGE
     This Plan shall be governed by and construed in accordance with the laws of the Republic of France. The Tribunal de Grande Instance of Nanterre, or the court otherwise competent, shall have jurisdiction to determine any claim or dispute arising in connection herewith.
     The Plan has been adopted in the French language. As a result, only the French version shall prevail. Any version hereof drafted in another language is for information purposes only.